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                                                                    Exhibit 23.2



                         Glast, Phillips & Murray, P.C.
                          815 Walker Street, Suite 1250
                              Houston, Texas 77002
                                 (713) 237-3135



November 21, 2003


U.S. Securities and Exchange  Commission
Division of  Corporation  Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:      Planetlink Communications, Inc. - Form S-8

Gentlemen:

         I have acted as counsel to Planetlink Communications, Inc., a Georgia corporation (the "Company"), in connection with its Registration Statement on Form S-8 relating to the registration of 25,000,000 shares of its common stock, ("Incentive Shares"), $0.001 par value per Incentive share, which are issuable pursuant to the Company's Employee Stock Incentive Plan for the Year 2003 No. 3, as well as the registration of 1,660,000 shares of its common stock ("Stock Shares"), $0.001 par value per Stock Share, which are issuable pursuant to the Company's Non-Employee Directors and Consultants Retainer Stock Plan for the Year 2003 No. 2. I hereby consent to all references to my firm included in this Registration Statement, including the opinion of legality.

                                        Very truly yours,

                                        /s/  Norman T. Reynolds

                                        Norman T. Reynolds